Exhibit 99.1

EPR PROPERTIES REPORTS THIRD QUARTER 2019 RESULTS
Updates 2019 Guidance

Kansas City, MO, October 29, 2019 -- EPR Properties (NYSE:EPR) today announced operating results for the third quarter and nine months ended September 30, 2019 (dollars in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total revenue (1)	$184,862	$176,409	$525,102	$534,244
Net income available to common shareholders	27,969	85,797	147,844	194,844
Net income available to common shareholders per diluted common share	0.36	1.15	1.94	2.62
Funds From Operations as adjusted (FFOAA) (a non-GAAP financial measure)	115,309	119,567	323,519	355,353
FFOAA per diluted common share (a non-GAAP financial measure)	1.46	1.58	4.19	4.70

(1) Total revenue for the three and nine months ended September 30, 2018 included $20.0 million and $67.3 million, respectively, in prepayment fees related primarily to the pay-off of a mortgage note that was secured by ski properties.

Third Quarter Company Headlines

•	Strong quarter anchored by continued demand for experiential assets

•	Year-to-date investment spending of $684.7 million

•	Record low bond yield and spread on new 10-year unsecured notes

•	Well positioned balance sheet with ample capacity

•	Increasing guidance for FFOAA per diluted common share and investment spending

CEO Comments

“Our third quarter results built on the strong earnings and investment momentum we have established to date,” commented Greg Silvers, President and CEO. “Our expertise in experiential real estate aligns well with an ever growing demand for these assets as consumers continue to demonstrate their desire to spend on experiences. Our confidence in the Company’s outlook is further supported by our recent bond issuance, which was at a record low rate for the Company. With ongoing solid performance in our tenant categories, enhanced investment capacity, a favorable cost of capital, and an attractive growth pipeline, we are increasing both our FFOAA per share and investment spending guidance for the year.”

Portfolio Update

The Company's investment portfolio (excluding property under development) consisted of the following at September 30, 2019:

•
The Entertainment segment included investments in 176 megaplex theatre properties, seven entertainment retail centers (which include seven additional megaplex theatre properties) and 12 other entertainment properties. The Company’s portfolio of owned entertainment properties consisted of 14.7 million square feet and was 99% leased, including megaplex theatres that were 100% leased.

•
The Recreation segment included investments in 12 ski areas, 20 attractions, 36 golf entertainment complexes and 15 other recreation properties. The Company’s portfolio of owned recreation properties was 100% leased.

•
The Education segment included investments in 49 public charter schools, 72 early education centers and 16 private schools. The Company’s portfolio of owned education properties consisted of 4.1 million square feet and was 98% leased.

•	The Other segment consisted primarily of the land under ground lease and land held for development related to the Resorts World Catskills project in Sullivan County, New York.

The Company's combined owned portfolio consisted of 23.1 million square feet and was 99% leased. As of September 30, 2019, the Company also had a total of $31.8 million invested in property under development.

Investment Update

The Company's investment spending for the three months ended September 30, 2019 totaled $118.1 million (bringing the year-to-date investment spending to $684.7 million), and included investments in each of its operating segments:

•
Entertainment investment spending during the three months ended September 30, 2019 totaled $10.9 million, including spending on build-to-suit development and redevelopment of megaplex theatres, entertainment retail centers and other entertainment properties.

•
Recreation investment spending during the three months ended September 30, 2019 totaled $89.6 million, including spending on two mortgage notes secured by two recreation properties totaling $68.7 million, and build-to-suit development of golf entertainment complexes and attractions.

•
Education investment spending during the three months ended September 30, 2019 totaled $17.6 million, including spending on the acquisition of one early education center totaling $3.3 million, and build-to-suit development and redevelopment of public charter schools, early education centers and private schools.

Capital Recycling

During the third quarter of 2019, pursuant to tenant purchase options, the Company completed the sale of three public charter schools for net proceeds totaling $59.4 million. In addition, the Company completed the sale of one other public charter school, one early education center and one land parcel for net proceeds totaling $27.4 million. The Company recognized a combined gain on these sales of $14.3 million.

As previously announced, on July 1, 2019, the Company received $189.8 million in proceeds representing payment in full on its mortgage notes receivable associated with the Schlitterbahn waterparks. Additionally, during the quarter, the Company received $17.8 million in proceeds representing payment in full on a mortgage note receivable that was secured by one public charter school property. In connection with this prepayment, the Company recognized a prepayment fee of $1.8 million that is included in mortgage and other financing income.

Disposition proceeds and mortgage note pay-offs (excluding principal amortization and including prepayment fees) totaled $390.2 million for the nine months ended September 30, 2019.
Balance Sheet Update
The Company had a net debt to adjusted EBITDA ratio (a non-GAAP financial measure) of 5.2x at September 30, 2019. The Company had $115.8 million of unrestricted cash on hand and no outstanding balance under its $1.0 billion unsecured revolving credit facility at September 30, 2019.
During the quarter, the Company issued 686 thousand common shares under its Dividend Reinvestment and Direct Share Purchase Plan (DSPP) for net proceeds of $52.3 million and subsequent to quarter end, in October, issued another 219 thousand common shares for net proceeds of $16.7 million. The year to date issuances under this plan through October total 4.0 million common shares for net proceeds of $305.6 million.
On August 15, 2019, the Company issued $500.0 million in senior unsecured notes due August 15, 2029. The notes bear interest at an annual rate of 3.75%. The Company used the net proceeds from the note offering to complete the tender offer and subsequent redemption of all of its remaining $350.0 million aggregate principal amount of 5.75% senior notes due August 15, 2022 not repurchased as part of the tender offer.

Additionally, the Company prepaid in full a mortgage note payable totaling $18.6 million with a variable interest rate, which was secured by one theatre property.

Dividend Information

The Company declared regular monthly cash dividends during the third quarter of 2019 totaling $1.125 per common share. This dividend represents an annualized dividend of $4.50 per common share, an increase of 4.2% over the prior year, and is the Company's ninth consecutive year with a significant annual dividend increase.

The Company also declared third quarter cash dividends of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.359375 per share on its 5.75% Series G cumulative redeemable preferred shares.

2019 Guidance

(Dollars in millions, except per share data):

Measure	Current			Prior
Net income available to common shareholders per diluted common share	$2.58	to	$2.66	$2.99	to	$3.15
FFOAA per diluted common share	$5.44	to	$5.52	$5.32	to	$5.48
Investment spending	$775.0	to	$825.0	$700.0	to	$850.0
Disposition proceeds	$400.0	to	$475.0	$300.0	to	$400.0

Current guidance for 2019 FFOAA per diluted common share is based on a FFO per diluted common share range of $4.41 to $4.49 adjusted for estimated costs associated with loan refinancing or payoff, transaction costs, severance expense, termination fees related to education properties, deferred income tax benefit and the impact of Series C and Series E dilution. FFO per diluted common share for 2019 is based on a net income available to common shareholders per diluted common share range of $2.58 to $2.66 less estimated gain on sale of real estate of $0.40 and the impact of Series C and Series E dilution of $0.02, plus estimated real estate depreciation of $2.22 and allocated share of joint venture depreciation of $0.03 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found in the Company's supplemental information package available in the Investor Center on the Company's website located at http://investors.eprkc.com/earnings-supplementals.

Conference Call Information

Management will host a conference call to discuss the Company's financial results on October 30, 2019 at 8:30 a.m. Eastern Daylight Time. The conference will be webcast and can be accessed via the Earnings Call page in the Investor Center on the Company's website located at http://investors.eprkc.com/earnings-call. To access the call, audio only, dial (866) 587-2930 and when prompted, provide the passcode 8887479.

You may watch a replay of the webcast by visiting the Earnings Call page at http://investors.eprkc.com/earnings-call.

Quarterly Supplemental

The Company's supplemental information package for the third quarter and nine months ended September 30, 2019 is available in the Investor Center on the Company's website located at http://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Rental revenue	$161,262	$140,905	$469,315	$410,848
Other income	11,464	365	17,534	1,641
Mortgage and other financing income	12,136	35,139	38,253	121,755
Total revenue	184,862	176,409	525,102	534,244
Property operating expense	14,663	6,968	45,227	21,866
Other expense	11,403	118	19,494	118
General and administrative expense	11,600	11,424	35,540	36,724
Severance expense	1,521	—	1,941	—
Litigation settlement expense	—	—	—	2,090
Costs associated with loan refinancing or payoff	38,407	—	38,407	31,958
Interest expense, net	36,640	33,576	106,744	101,992
Transaction costs	5,959	1,101	18,005	2,115
Impairment charges	—	—	—	16,548
Depreciation and amortization	45,134	38,623	127,232	113,889
Income before equity in income (loss) from joint ventures and other items	19,535	84,599	132,512	206,944
Equity in (loss) income from joint ventures	(435)	20	524	(17)
Gain on sale of real estate	14,303	2,215	30,405	2,688
Gain on sale of investment in direct financing leases	—	5,514	—	5,514
Income before income taxes	33,403	92,348	163,441	215,129
Income tax benefit (expense)	600	(515)	2,505	(2,177)
Net income	34,003	91,833	165,946	212,952
Preferred dividend requirements	(6,034)	(6,036)	(18,102)	(18,108)
Net income available to common shareholders of EPR Properties	$27,969	$85,797	$147,844	$194,844
Net income available to common shareholders of EPR Properties per share:
Basic	$0.36	$1.15	$1.94	$2.62
Diluted	$0.36	$1.15	$1.94	$2.62
Shares used for computation (in thousands):
Basic	77,632	74,345	76,169	74,274
Diluted	77,664	74,404	76,207	74,316

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	September 30, 2019	December 31, 2018
Assets
Real estate investments, net of accumulated depreciation of $989,480 and $883,174 at September 30, 2019 and December 31, 2018, respectively	$5,569,310	$5,024,057
Land held for development	28,080	34,177
Property under development	31,825	287,546
Operating lease right-of-use assets	219,459	—
Mortgage notes and related accrued interest receivable	413,695	517,467
Investment in direct financing leases, net	20,727	20,558
Investment in joint ventures	35,222	34,486
Cash and cash equivalents	115,839	5,872
Restricted cash	5,929	12,635
Accounts receivable	99,190	98,369
Other assets	94,014	96,223
Total assets	$6,633,290	$6,131,390
Liabilities and Equity
Accounts payable and accrued liabilities	$121,351	$168,463
Operating lease liabilities	244,358	—
Dividends payable	35,374	32,799
Unearned rents and interest	89,797	79,051
Debt	3,101,611	2,986,054
Total liabilities	3,592,491	3,266,367
Total equity	$3,040,799	$2,865,023
Total liabilities and equity	$6,633,290	$6,131,390

Non-GAAP Financial Measures

Funds From Operations (FFO) and Funds From Operations As Adjusted (FFOAA)

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA. FFOAA is presented by adding to FFO costs (gain) associated with loan refinancing or payoff, net, transaction costs, severance expense, litigation settlement expense, preferred share redemption costs, termination fees associated with tenants' exercises of public charter school buy-out options, impairment of direct financing leases (allowance for lease loss portion) and provision for loan losses and subtracting gain on early extinguishment of debt, gain on insurance recovery and deferred income tax (benefit) expense.

FFO and FFOAA are widely used measures of the operating performance of real estate companies and are provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share, and management provides FFO and FFOAA herein because it believes this information is useful to investors in this regard. FFO and FFOAA are non-GAAP financial measures. FFO and FFOAA do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFOAA the same way so comparisons with other REITs may not be meaningful. The following table summarizes FFO and FFOAA for the three and nine months ended September 30, 2019 and 2018 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FFO:
Net income available to common shareholders of EPR Properties	$27,969	$85,797	$147,844	$194,844
Gain on sale of real estate	(14,303)	(2,215)	(30,405)	(2,688)
Gain on sale of investment in direct financing leases	—	(5,514)	—	(5,514)
Impairment of real estate investments	—	—	—	16,548
Real estate depreciation and amortization	44,863	38,388	126,475	113,211
Allocated share of joint venture depreciation	553	54	1,662	170
FFO available to common shareholders of EPR Properties	$59,082	$116,510	$245,576	$316,571

FFO available to common shareholders of EPR Properties	$59,082	$116,510	$245,576	$316,571
Add: Preferred dividends for Series C preferred shares	—	1,940	5,817	5,820
Add: Preferred dividends for Series E preferred shares	—	1,939	5,817	5,817
Diluted FFO available to common shareholders of EPR Properties	$59,082	$120,389	$257,210	$328,208

FFOAA:
FFO available to common shareholders of EPR Properties	$59,082	$116,510	$245,576	$316,571
Costs associated with loan refinancing or payoff	38,407	—	38,407	31,958
Transaction costs	5,959	1,101	18,005	2,115
Severance expense	1,521	—	1,941	—
Litigation settlement expense	—	—	—	2,090
Termination fee included in gain on sale	11,324	1,864	22,858	1,864
Deferred income tax (benefit) expense	(984)	92	(3,268)	755
FFOAA available to common shareholders of EPR Properties	$115,309	$119,567	$323,519	$355,353

FFOAA available to common shareholders of EPR Properties	$115,309	$119,567	$323,519	$355,353
Add: Preferred dividends for Series C preferred shares	1,939	1,940	5,817	5,820
Add: Preferred dividends for Series E preferred shares	1,939	1,939	5,817	5,817
Diluted FFOAA available to common shareholders of EPR Properties	$119,187	$123,446	$335,153	$366,990

FFO per common share:
Basic	$0.76	$1.57	$3.22	$4.26
Diluted	0.76	1.54	3.21	4.21
FFOAA per common share:
Basic	$1.49	$1.61	$4.25	$4.78
Diluted	1.46	1.58	4.19	4.70
Shares used for computation (in thousands):
Basic	77,632	74,345	76,169	74,274
Diluted	77,664	74,404	76,207	74,316

Weighted average shares outstanding-diluted EPS	77,664	74,404	76,207	74,316
Effect of dilutive Series C preferred shares	2,170	2,122	2,158	2,110
Adjusted weighted average shares outstanding-diluted Series C	79,834	76,526	78,365	76,426
Effect of dilutive Series E preferred shares	1,634	1,610	1,628	1,604
Adjusted weighted average shares outstanding-diluted Series C and Series E	81,468	78,136	79,993	78,030

Other financial information:
Straight-lined rental revenue	$4,399	$3,079	$10,036	$7,013
Dividends per common share	$1.125	$1.080	$3.375	$3.240

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares does not result in more dilution to per share results and therefore is not included in the calculation of diluted FFO per share data for the three months ended September 30, 2019. The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO per share for the nine months ended September 30, 2019 and the three and nine months ended September 30, 2018. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO per share for these periods.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFOAA per share for the three and nine months ended September 30, 2019 and 2018. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFOAA per share for these periods.

Net Debt

Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre

NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs (gain) associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDA

Management uses Adjusted EBITDA in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDA is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDA as EBITDAre (defined above) excluding gain on insurance recovery, severance expense, litigation settlement expense, impairment of direct financing lease (allowance for lease loss portion), the provision for loan losses, transaction costs and prepayment fees, and which is then multiplied by four to get an annual amount.

The Company's method of calculating Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDA is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDA Ratio

Net Debt to Adjusted EBITDA Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating Net Debt to Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Reconciliations of debt and net income (both reported in accordance with GAAP) to Net Debt, EBITDAre, Adjusted EBITDA, and Net Debt to Adjusted EBITDA Ratio (each of which is a non-GAAP financial measure) are included in the following tables (unaudited, in thousands):

	September 30,
	2019	2018
Net Debt:
Debt	$3,101,611	$2,954,962
Deferred financing costs, net	38,384	35,033
Cash and cash equivalents	(115,839)	(74,153)
Net Debt	$3,024,156	$2,915,842

	Three Months Ended September 30,
	2019	2018
EBITDAre and Adjusted EBITDA:
Net income	$34,003	$91,833
Interest expense, net	36,640	33,576
Income tax (benefit) expense	(600)	515
Depreciation and amortization	45,134	38,623
Gain on sale of real estate	(14,303)	(2,215)
Gain on sale of investment in direct financing leases	—	(5,514)
Costs associated with loan refinancing or payoff	38,407	—
Equity in (income) loss from joint ventures	435	(20)
EBITDAre (for the quarter)	$139,716	$156,798

Severance expense	1,521	—
Transaction costs	5,959	1,101
Prepayment fees	(1,760)	(20,026)
Adjusted EBITDA (for the quarter)	$145,436	$137,873

Adjusted EBITDA (1)	$581,744	$551,492

Net Debt/Adjusted EBITDA Ratio	5.2	5.3

(1) Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments are nearly $7.2 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, expected dividend payments, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements.  Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com